Exhibit 99.1

For Immediate Release
Contact:

Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Increases Common Share Dividend 33 Percent

Declares Third-Quarter Common and Preferred Stock Dividends

PALM BEACH, Fla., August 30, 2006—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale properties throughout the United States, today announced that its board of trustees has declared a common share dividend of $0.20 per share for the 2006 third quarter, a 33 percent increase from the previous quarterly dividend of $0.15. Based on the closing price of the common shares at the close of business on August 28, the annualized dividend represents a yield of approximately 4.8 percent.

“This is our third common share dividend increase in the past 15 months, which reflects our continuing confidence in the company’s earnings growth potential and the overall health of the hotel industry,” said Jeffrey H. Fisher, Innkeepers chief executive officer and president. “Our board of trustees will continue to evaluate the common share dividend on a quarterly basis.”

The board also declared a regular dividend of $0.50 per Series C Cumulative Preferred share for the period of July 26, 2006 to October 31, 2006. The common and Series C preferred dividends are payable October 31, 2006, to shareholders of record on September 29, 2006.

Innkeepers USA Trust owns 70 hotels with a total of 8,818 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service

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Innkeepers USA

hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company’s hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The Company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the Company’s expectation, or for any other reason.